Exhibit 99.1

                                                                        Contact:
                                                                   Michael Watts
                                                Director, Investor Relations and
                                                        Corporate Communications
                                                                  (858) 550-7850

     FDA Approves AVINZA(TM)Once-Daily for Chronic, Moderate-to-Severe Pain

      -- Ligand Planning Second Quarter Launch into $2.3 Billion Market --


     San Diego, Calif., March 21, 2002 - The U.S. Food and Drug Administration has granted marketing approval for AVINZA (morphine sulfate extended release capsules) for the once-daily treatment of moderate-to-severe pain in patients who require continuous, around-the-clock opioid therapy for an extended period of time, Ligand announced today.

     AVINZA (formerly Morphelan(TM)) was developed by Elan (NYSE: ELN), which licensed the U.S. and Canadian marketing rights to Ligand (Nasdaq: LGND) in 1998. AVINZA's approval triggers a $5 million milestone payment from Ligand to Elan, which Ligand will pay in the form of approximately 302,554 shares of common stock.

     "We are pleased with the approval of our new drug application for AVINZA," said Donal Geaney, Chairman and CEO of Elan Corporation, plc. "We are looking forward to working with our partner, Ligand, to help patients suffering from chronic pain."

     "The approval of AVINZA is a major milestone in Ligand's commercial acceleration toward becoming a profitable, high-growth specialty pharmaceutical company," said David E. Robinson, Chairman, President and CEO of Ligand. "We're eager and prepared to launch the product early in the second quarter into the rapidly expanding sustained-release opioid market, which grew to an estimated $2.3 billion in the U.S. in 2001, clearly the largest initial market Ligand has entered to date. We believe that with the combined efforts of Ligand and Elan, AVINZA may become, over time, an important new therapeutic of choice for patients requiring chronic daily opioid analgesia."

     The U.S. sustained-release opioid market, which has grown by an average of 46% annually since 1996, includes sales of OxyContin(R), Duragesic(R), MS Contin(R), Oramorph(R) SR and Kadian(R). Despite this recent growth, studies indicate that as many as 30-85% of select chronic pain patients still are undertreated.

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     Ligand's sales force strategy for AVINZA includes coverage of hematologists, oncologists and HIV specialists through the company's existing oncology and dermatology sales forces, as well as the creation of a new, third sales force to target selected general pain centers. Ligand's goal through the co-promotion option with Elan is to optimize AVINZA's potential by adding sufficient sales force coverage of a broad universe of pain specialists and other key physician groups treating chronic, moderate-to-severe pain (anesthesiologists, neurologists, rheumatologists, etc.). Elan has a co-promotion option that permits it to participate in promoting AVINZA to these pain specialists.

     Clinical Trial Results

     AVINZA has been studied in more than 140 healthy volunteers and 560 patients with chronic, moderate-to-severe pain from diseases of malignant and non-malignant origin. The patients included people who were receiving or had received chronic opioid therapy, as well as people who had a sub-optimal analgesic response to acetaminophen and/or NSAIDs.

     In controlled clinical studies, patients were followed from seven days to up to four weeks. In open-label studies, patients were followed for up to six to 12 months. In the study of 295 patients with osteoarthritis pain, once-daily treatment with AVINZA 30 mg. in the morning or evening was more effective than placebo at reducing pain.

     As described in its approved labeling, AVINZA consists of two components: an immediate-release component that rapidly achieves plateau morphine concentrations in plasma, and an extended-release component that maintains plasma concentrations throughout the 24-hour dosing interval. AVINZA once-daily creates and maintains the plateau-like plasma concentration profile after steady-state plasma morphine concentrations have been achieved.

     In pharmacokinetic studies, the amount of morphine absorbed from AVINZA was similar to that absorbed from other oral morphine formulations. In addition, the pharmacokinetics of AVINZA were shown to be dose-proportional over a single oral dose range of 30-120 mg. in healthy volunteers, and over a multiple oral dose range of at least 30-180 mg. in patients with chronic, moderate-to-severe pain.

     AVINZA will be available with a doctor's prescription in 30, 60, 90 and 120 mg. capsules. According to its approved labeling and under a doctor's supervision, AVINZA can be taken with or without food. Patients who have difficulty swallowing an AVINZA capsule can open it, sprinkle its contents on applesauce, and swallow

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without chewing. Pharmacokinetic studies showed that the rate and extent of morphine absorption from this dosing method were bioequivalent to swallowing the same dose from an intact capsule. AVINZA capsules must not be chewed, crushed or dissolved due to the risk of rapid release and absorption of a potentially fatal dose of morphine.

     AVINZA's side effects were dose-dependent and similar to those typically seen with opioid therapy. In clinical studies, the most common side effects reported by patients at least once were constipation, nausea, somnolence, vomiting and headache.

     Morphine is a Schedule II controlled substance that can be abused in a manner similar to other legal or illicit opioids. However, AVINZA's approved labeling notes that concerns about abuse, addiction and diversion should not prevent proper pain management. Toward this end, Ligand and Elan have developed a risk-management program for AVINZA and will continue to work closely with the FDA on that program and our post-approval study commitments.

     About Ligand

     Ligand discovers, develops and markets new drugs that address critical unmet medical needs of patients in the areas of cancer, skin diseases, men's and women's hormone-related diseases, osteoporosis, metabolic disorders, and cardiovascular and inflammatory diseases. Ligand's proprietary drug discovery and development programs are based on its leadership position in gene transcription technology, primarily related to Intracellular Receptors (IRs) and Signal Transducers and Activators of Transcription (STATs).

     (i) Web Cast Conference Call

     Ligand will host a live web cast, open to all interested parties, of a conference call during which Ligand management will discuss the approval of AVINZA. The web cast will be available at www.streetevents.com and www.ligand.com (investor relations page) at 8:30 a.m. Eastern Time (5:30 a.m. Pacific Time) Thursday, March 21.

     B. Caution Regarding Forward-Looking Statements

     This news release may contain certain forward-looking statements by Ligand that involve risks and uncertainties and reflect the company's judgment as of the date of this release. These statements include those related to product launch, co-promotion, product potential, benefits of AVINZA for patients, market size and growth, and sales strategy. Actual events or results may differ from Ligand's expectations. For example, AVINZA sales may not meet expectations due to lack of doctor or patient

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acceptance; delays in its launch, co-promotion or supply; decline in the market;
or our sales strategy. In addition, Ligand and Elan may not agree on a co-promotion plan in a timely manner. AVINZA is a controlled substance and therefore has a number of special regulatory restrictions. It also may be abused or misused, causing injury or death. Any of these factors could reduce sales significantly. Additional information concerning these and other risk factors affecting Ligand's business can be found in prior press releases as well as in the company's public periodic filings with the Securities and Exchange Commission, which are available via www.ligand.com. Ligand disclaims any intent or obligation to update these forward-looking statements beyond the date of this release. This caution is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

     Full prescribing information for Ligand's products can be obtained in the United States from Ligand Professional Services by calling 800-964-5836, or on Ligand's internet site at www.ligand.com. The package insert for AVINZA will be available in approximately one week.


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